AMENDMENT TO CLASSIFY COMMON UNITS

EXCHANGERIGHT INCOME FUND OPERATING PARTNERSHIP, LP

AMENDMENT TO CLASSIFY COMMON UNITS

October 2, 2026

Pursuant to this Amendment to Classify Common Units (this “Amendment”), under a power contained in Section 4.3 of the Amended and Restated Limited Partnership Agreement (the “Base Agreement” and, as supplemented by this Amendment and as may otherwise be amended, supplemented or amended and restated from time to time, the “Partnership Agreement”) of ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), ExchangeRight Income Fund, a Maryland statutory trust (the “General Partner”), acting in its capacity as the sole general partner of the Operating Partnership, classified an unlimited number of Partnership Units as a new class of Partnership Units and designated such Partnership Units as Class T Common Units (each such Partnership Unit, a “Class T Common Unit”).

(1)
Class T Common Units.

(a)
General Terms. The General Partner hereby designates and creates the Class T Common Units as a class of Common Units of the Operating Partnership and fixes the rights and obligations of the holders of each such Class T Common Unit. Except as otherwise set forth in this Amendment, each Class T Common Unit is a Common Unit which entitles the holder thereof to the rights of a holder of a Common Unit as provided in the Partnership Agreement. The total number of Class T Common Units shall be fixed at 1,817,420.919291 (the “Issued Class T Common Units”). Without the prior written consent of the holders of a majority of the Issued Class T Common Units, no additional Class T Common Units shall be issued and no holder of any other class of Common Unit shall be entitled to share in amounts that are distributable to holders of Class T Units.

(b)
Distributions. For purposes of distributions payable to Junior Units pursuant to Section 5.2(a) of the Partnership Agreement and notwithstanding amounts distributable to other holders of Common Units, the holders of Class T Common Units shall be entitled to distribution(s) to each holder of Class T Common Units pursuant to Section 5.2(a) to be equal to the Class T Distribution Rate, which aggregate annual distribution, paid monthly, to all Class T Common Units shall be $3,000,000 upon issuance of the Class T Common Units. Such distribution per Class T Common Unit shall not be adjusted except upon a change in the Essential Income REIT’s declared dividend per share for the Class I REIT Shares, which Class T Units shall participate in a pro-rata distribution adjustment (either higher or lower). Each distribution payable to the holders of Class T Common Units pursuant to this paragraph shall be made among such holders, pro rata, in accordance with their respective Percentage Interests in the Class T Common Units, in each case as of the record date for such distribution. For the avoidance of doubt, the amount of any distribution payable to a holder of Class T Common Units pursuant to Section 5.2(a) of the Partnership Agreement and the terms of this paragraph may be different than the amount of any distribution payable to the holders of any other class of Junior Units.

(c)
Conversion of Class T Common Units. Each Class T Common Unit held by a Limited Partner shall automatically and without any action on the part of the Limited Partner convert into a number of Class D Common Units, on a 1:1 basis, upon a Conversion Event unless, at least five (5) days before the effective date of such Conversion Event, the General Partner determines, in its sole and absolute discretion, that such conversion shall not occur in connection with such Conversion Event, but any such determination shall not preclude the conversion of Class T Common Units into Class D Common Units in connection with the occurrence of any successive Conversion Event.

(d)
Redemption Right. Notwithstanding any contrary provision herein or in the Base Agreement, for purposes of the definition of “REIT Shares Amount” as applicable to a holder of Class T Common Units that exercises a Redemption Right subject to Section 8.5 of the Base Agreement, the Class of REIT Shares which shall be deemed to be Corresponding to the Class T Common Units shall be the Class D REIT Shares.

(2)
Definition of “Class T Distribution Rate.” For purposes of this Amendment and the Base Agreement, “Class T Distribution Rate” means $1.650691 per annum per each Class T Common Unit.

(3)
Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Base Agreement.

- Signature Page Follows -

IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written, by the undersigned.

GENERAL PARTNER:

EXCHANGERIGHT INCOME FUND

By: ExchangeRight Income Fund Trustee, LLC, its Trustee

By: ExchangeRight Real Estate, LLC, its Manager

By: _______________ _______

Name: Warren Thomas

Title: Manager